CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-158258 on Form N-2 of Hatteras Ramius Advantage Fund (the “Fund”), of our report dated May 28, 2010, relating to the financial statements and financial highlights of the Fund, appearing in the Statement of Additional Information, which is a part of such Registration Statement.  We also consent to the incorporation by reference in such Post-Effective Amendment of such report appearing in the Annual Report on Form N-CSR of the Fund for the year ended March 31, 2010.  We also consent to the use in such Post-Effective Amendment of such report appearing in the Statement of Additional Information, and to the incorporation by reference in such Post-Effective Amendments of our report dated May 28, 2010, relating to the financial statements and financial highlights of Hatteras Ramius Advantage Institutional Fund appearing in the Annual Report on Form N-CSR for the year ended March 31, 2010.  We also consent to the references to us under the headings “Financial Highlights” in the Prospectus, and “Committees” and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
June 18, 2010